Exhibit 10.7

Eighth Amended and Restated Rent Supplement

(McAllen Lease)

March 13, 2015

This Eighth Amended and Restated Rent Supplement (this “Eighth Amended Supplement”) between Sharyland Distribution and Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on March 13, 2015, to memorialize supplements to the McAllen Lease (as defined below), effective as of January 1, 2015. Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the McAllen Lease.

WHEREAS, Lessor and Lessee are Parties to a Third Amended and Restated Lease Agreement (McAllen System) dated December 1, 2014 (as amended from time to time in accordance with its terms, the “McAllen Lease”);

WHEREAS, Lessor and Lessee executed a Seventh Amended and Restated Rent Supplement (McAllen Lease) effective as of January 1, 2015 (the “Seventh Amended Supplement”);

WHEREAS, the Incremental CapEx and Lessee CapEx for 2014 were different than expected and the Parties wish to effect a Rent Validation (as set forth in Section 3.2(c) of the McAllen Lease) to memorialize the effect of such difference;

WHEREAS, as a result of this Rent Validation, a one-time payment set forth below is owed and will be paid promptly upon execution hereof; and

WHEREAS, the Parties wish to amend and restate the Seventh Amended Supplement pursuant to Section 3.2(c) of the McAllen Lease.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1. The Seventh Amended Supplement is hereby amended and restated in its entirety as set forth below.

2. The McAllen Lease, except as supplemented by this Eighth Amended Supplement, shall remain in full force and effect.

Incremental CapEx:
	2010	$2,195,000
	2011	$504,000
	2012	$1,262,963
	2013	$16,391,255
	2014	$44,535,763	#
		$1,506,379	##

	(total 2014)	$46,042,142	###

	2015	$1,019,493	*

#	Represents the validated amount of transmission Incremental CapEx in 2014.
##	Represents the “validated” amount of 2014 distribution Incremental CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease, and, as part of this Rent Validation, the amount of 2014 distribution Incremental CapEx has been restated. The amount of 2014 distribution Incremental CapEx included in the Seventh Amended Supplement was $1,927,354.

MCALLEN LEASE

###	Represents the total validated amount of transmission and distribution Incremental CapEx in 2014.
*	Represents the amount of distribution Incremental CapEx that the Parties expect to be placed in service during 2015, with a weighted average in service date of July 1, 2015. Rent supplements with respect to this distribution Incremental CapEx were agreed to and memorialized as part of the Sixth Amended and Restated Rent Supplement Schedule (McAllen Lease) dated January 1, 2015.

Lessee CapEx:
	2010	$666,488
	2011	$121,897
	2012	$263,733
	2013	$68,303
	2014	$89,405	#
	2015	$0

#	Represents the “validated” amount of 2014 Lessee CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease, and, as part of this Rent Validation, the amount of 2014 Lessee CapEx has been restated. The amount of 2014 Lessee CapEx included in the Seventh Amended Supplement was $572,575.

Base Rent:
	2010	$5,260,447
	2011	$5,453,529
	2012	$5,521,881
	2013	$6,566,290
	2014	$8,445,964	#
	2015	$11,764,854	*
	2016	$11,673,277
	2017	$11,103,003
	2018	$10,673,954
	2019	$10,478,148

#	Represents the “validated” amount of 2014 Base Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease and, as part of this Rent Validation, the amount of 2014 Base Rent has been restated. The amount of 2014 Base Rent included in the Seventh Amended Supplement was $8,416,404.
*	Lessee will make a monthly 2015 Base Rent payment of $952,734 on the 15th day of each month beginning on March 15, 2015 through May 15, 2015 (with respect to January through March 2015). Following these payments, Lessee will make a monthly 2015 Base Rent payment of $989,628 on the 15th day of each month beginning June 15, 2015 through February 15, 2016 (with respect to April 2015 through December 2015). Following these payments, the aggregate amount of 2015 Base Rent paid to Lessor under the McAllen Lease will equal the asterisked amount above.

Percentage Rent Percentages:
	2010	36.993%
	2011	36.972%
	2012	36.923%
	2013	37.0%
	2014	36.9%#
	2015	37.2%
	2016	32.1%
	2017	31.1%
	2018	29.2%
	2019	28.9%

MCALLEN LEASE

#	Represents the “validated” percentage applicable to 2014 Percentage Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease and, as part of this Rent Validation, the 2014 percentage has been restated. The 2014 percentage included in the Seventh Amended Supplement was 37.0%.

Annual Percentage Rent Breakpoints:
	2010	$5,260,447
	2011	$5,453,529
	2012	$5,521,881
	2013	$6,566,290
	2014	$8,445,964	#
	2015	$11,764,854
	2016	$12,423,277
	2017	$11,883,003
	2018	$11,484,954
	2019	$11,322,148

#	Represents the “validated” 2014 Annual Percentage Rent Breakpoint, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease and, as part of this Rent Validation, the 2014 Annual Percentage Rent Breakpoint has been restated. The 2014 Annual Percentage Rent Breakpoint included in the Seventh Amended Supplement was $8,416,404.

Revenues Attributable to Lessee CapEx:
	2010	$60,546
	2011	$249,481
	2012	$289,945
	2013	$345,693
	2014	$355,744	#
	2015	$305,891
	2016	$150,457
	2017	$46,620
	2018	$25,145
	2019	$0

#	Represents the “validated” 2014 Revenues Attributable to Lessee CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease and, as part of this Rent Validation, the 2014 Revenues Attributable to Lessee CapEx have been restated. The 2014 Revenues Attributable to Lessee CapEx included in the Seventh Amended Supplement was $390,608.

MCALLEN LEASE

Original Base CapEx:
		Original Base CapEx	CapEx Placed in Service		Incremental CapEx		Accumulation of Deficit
	2010	$500,000	$4,445,000		$3,945,000		$0
	2011	$500,000	$1,004,000		$504,000		$0
	2012	$500,000	$1,762,963		$1,262,963		$0
	2013	$500,000	$16,891,255		$16,391,255		$0
	2014	$500,000	$46,542,142	#	$46,042,142	#	$0
	2015	$500,000	$1,519,493		$1,019,493		N/A
	2016	$500,000	$0		$0		N/A
	2017	$500,000	$0		$0		N/A
	2018	$500,000	$0		$0		N/A
	2019	$500,000	$0		$0		N/A

#	Represents the “validated” amount of Base CapEx placed in service and Incremental CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease and, as part of this Rent Validation, the 2014 Revenues Attributable to Base CapEx placed in service and Incremental CapEx have been restated. In the Seventh Amended Supplement, the 2014 Base CapEx placed in service was $500,000 and the 2014 Incremental CapEx included was $49,238,578.

Validation Payment: As a result of the validation described above, pursuant to Section 3.2(c) of the McAllen Lease, Lessor will pay Lessee $163,990.00 promptly following execution hereof.

ERCOT Transmission Rate Allocation:	before June 20, 2013: 100%
between June 20 and October 17, 2013: 27.8%
between October 17, 2013 and February 25, 2014: 11.8%
between February 25 and May 1, 2014: 8.2%
between May 1 and October 3, 2014: 8.6%
between October 3, 2014 and March 31, 2015: 12.0%
between April 1, 2015 and October 31, 2015: 11.9%
starting November 1, 2015: 10.6%

Term of Rent Supplement: Expires 12/31/19

MCALLEN LEASE

The Parties have executed this Eighth Amended Supplement to the McAllen Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Mark Caskey
Name:	Mark Caskey
Title:	President

SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

MCALLEN LEASE